Exhibit 99.1

VALERITAS CONTACTS:
Robert R. Gonnelli
President and Chief Executive Officer
Valeritas, LLC
(201) 825-8882
bgonnelli@valeritas.com
or
Judy Brennan
Investor Relations Counsel
judith.brennan@sbcglobal.net

FOR IMMEDIATE RELEASE

Healthcare Marketing Expert Joins Valeritas as
Vice President of Marketing & Marketing Operations

Tara Charvat Joins from Saatchi & Saatchi Healthcare Advertising to Play Key
Role in Launching Valeritas Pipeline of Metabolic Products, including h-Patch™

Parsippany, N.J., December 21, 2006 — Valeritas, LLC — a wholly-owned subsidiary of life sciences innovator BioValve Technologies, Inc. with a focus on developing and commercializing medical technologies for the treatment of diabetes and other acute and chronic diseases — announced today that it has hired Tara Charvat to serve as Vice President of Marketing and Marketing Operations. Ms. Charvat joins the company with a diverse background in pharmaceutical marketing, having held key positions at Saatchi & Saatchi Healthcare Advertising, Publicis Medical Education Group, and Abbott Laboratories.

In this newly created position, Ms. Charvat will play a major role in creating innovative, integrated promotional campaigns for Valeritas’ metabolic portfolio of products as well as developing and delivering a clear strategic direction to ensure strong coordination across all of the company’s product marketing programs. Her immediate priority will be to develop and execute an integrated marketing plan for the company’s lead product, h-Patch™  insulin delivery system, which is scheduled for commercial launch in the second half of 2007.

“We are excited to have a proven leader in healthcare marketing like Tara join our team at such a critical phase of our company’s development,” said John E. Timberlake, Executive Vice President and General Manager for Metabolism at Valeritas. “Her extensive experience in shaping markets and launching products across multiple therapeutic categories adds a new dimension that will complement the existing strengths of our commercial leadership team and will be invaluable to the company’s success.”

Ms. Charvat, who will report directly to Mr. Timberlake, said, “Joining a company like Valeritas with such potential for growth is an extraordinary opportunity.  Drawing on the company’s rich resources of capital and talent, I am confident that we will create and implement high-impacting strategic marketing campaigns to promote a solid pipeline of innovative solutions aimed at addressing significant unmet patient needs suffering from diabetes.”

“I look forward to playing an integral role in developing the marketing plan to promote the significance of the h-Patch insulin delivery system as the first, simple-to-use, daily disposable basal-bolus delivery system that will enable millions suffering from Type 2 diabetes to discretely and conveniently deliver insulin in a more physiologic manner,” Ms. Charvat added. “If promoted effectively, h-Patch could play a key role in ensuring better patient utilization and compliance for Type 2 diabetics.”

Developed to help enhance a patient’s glycemic control, the h-Patch is the smallest known FDA-cleared insulin delivery system with basal-bolus capability and no visible needle.  The device recently received FDA 510(k) clearance, and Phase IV clinical trials are underway to support broad marketing and reimbursement claims.

Commenting on the latest addition to the Valeritas management team, Robert R. Gonnelli, the company’s founding President and Chief Executive Officer, said “Tara’s impressive track record in the creation and execution of successful marketing campaigns for a broad range of products underscores her ability to build, lead and motivate teams who have delivered exceptional results.”

Prior to joining Valeritas, Ms. Charvat served as Vice President, Account Director at Saatchi & Saatchi Healthcare Advertising where she provided strategic direction, business development and agency management for pharmaceutical clients.  Prior to that role, she served as Vice President and Group Account Director at Publicis Medical Education Group where she provided strategic direction, commercial development and executed key brand tactical plans. Ms. Charvat began her marketing career at Abbott Laboratories where she held increasing levels of responsibility in marketing products across several different therapeutic categories including cardiovascular, CNS (Central Nervous System) and metabolism.

About BioValve and Valeritas, LLC

Founded in 1998, BioValve Technologies, Inc. is an innovator in life sciences focused on the development and commercialization of selected pharmaceutical assets and several proprietary medical technologies.  Valeritas, LLC, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets to Valeritas, and Valeritas’ assumption of liabilities related to those assets. Valeritas’ medical technology portfolio includes h-Patch™, and e-Patch ™ Controlled Release Disposable Micro Pump System, Mini-Ject ™ Pre-Filled Needle Free Delivery System and the Micro-Trans ™ Microneedle Transdermal Delivery Patch. These technologies, when combined with certain compounds, are designed to provide unique products that allow precise dosing in previously difficult to treat conditions. Valeritas’ medical technologies portfolio is headlined by h-Patch™, a single-use, daily disposable basal-bolus delivery system providing intensive insulin management for patients who would benefit from more rigorous therapy throughout the day.  Headquartered in Parsippany, N.J., Valeritas operates its R&D and clinical manufacturing from BioValve’s facilities in Westborough, MA. Valeritas is currently in negotiations to lease space in Shrewsbury, MA to develop a state-of-the-art manufacturing and R&D facility.

BioValve and Valeritas have entered into a definitive agreement with Paramount Acquisition Corp. whereby Paramount will acquire a majority interest in Valeritas. Upon completion of the transaction following Paramount stockholder approval and the satisfaction of customary closing conditions, Paramount will own approximately 58% of Valeritas, LLC. At closing, Paramount will change its name to Valeritas, Inc. and seek to be listed on Nasdaq.

About Paramount Acquisition Corp.

Paramount Acquisition Corp. (OTCBB:  PMQC, PMQCU, PMQCW) is a Special Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, that focuses on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount is a unique drug development company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 40 start-up companies over the past fifteen years.  Since its inception, Paramount and its affiliated companies have been involved in the clinical development of more than sixty drug candidates — several of which have reached the market — and have over forty compounds in clinical development today.  Paramount has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Paramount, Valeritas and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Paramount’s and BioValve’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the medical device business, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers of drug delivery technologies and pharmaceuticals; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2005.  The information set forth herein should be read in light of such risks.  Neither Paramount nor Valeritas assumes any obligation to update the information contained in this press release.

Additional information concerning the transaction involving BioValve, Valeritas and Paramount is included in the Current Report on Form 8-K filed on August 28, 2006 by Paramount with the Securities and Exchange Commission (the “SEC”).  A stockholder meeting will be announced soon to obtain Paramount stockholder approval for the transactions. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, New York  10019.

Paramount, Valeritas and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Valeritas and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.